                                                                    EXHIBIT 10.4



         The Registrant has entered into an Indemnification Agreement in the form attached hereto with M. Keith Waddell, Paul F. Gentzkow, Robert W. Glass and Steven Karel. Pursuant to Instruction 2 to Item 601 of Regulation S-K, the individual agreements are not being filed.

                            INDEMNIFICATION AGREEMENT

                  THIS INDEMNIFICATION AGREEMENT ("Agreement"), dated as of _____, is made and entered into by and between Robert Half International Inc., a Delaware corporation (the "Company"), and __________ (the "Indemnitee").

                                    RECITALS

                  WHEREAS, in recent years it has been increasingly difficult to obtain directors' and officers' liability insurance, and there have been significant increases in the premiums charged to maintain such insurance and substantial reductions in the types of risks and amount of coverage provided by such insurance;

                  WHEREAS, the law regarding the duties and liabilities of directors, officers and other agents of corporations is frequently difficult to apply or ambiguous and, therefore, in many instances fails to provide such directors, officers and other agents with adequate or accurate information with respect to the legal risks to which they are exposed;

                  WHEREAS, there has been a substantial increase in recent years in the number of lawsuits filed against directors, officers and other agents of corporations and such lawsuits frequently involve plaintiffs whose claims are without merit and who seek compensation for alleged damages which is far in excess of the compensation from the corporation received by such directors, officers and other agents, and often in excess of the personal resources of such persons derived independently from service to the Company;

                  WHEREAS, Section 145(f) of the General Corporation Law of Delaware and Section 11(c) of the Certificate of Incorporation of the Company authorize the Company to enter into an indemnification agreement such as this Agreement; and

                  WHEREAS, the Company, in order to induce Indemnitee to continue to serve the Company, is willing to provide Indemnitee with the benefits hereinafter set forth.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing and the covenants, terms and conditions hereinafter set forth, the Company and Indemnitee hereby agree as follows:

                  1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

                         (a) "AGENT OF THE COMPANY" means any person who (i) is
or was a director, officer, employee or other agent of the Company or a Subsidiary, (ii) is or was serving at the request of, for the convenience of or to represent the interest of the Company or a Subsidiary as a director, officer, employee or other agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, (iii) was a director, officer or other agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a Subsidiary or (iv) was a director, officer, employee or other agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of, for the convenience of or to represent the interests of any such predecessor corporation.

                         (b) "CHANGE OF CONTROL" means any of the following
events:

                  (i) the acquisition by any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, of shares of the Company having (together with any shares of the Company held by such person or entity at the time of such acquisition) 30% or more of the total number of votes that may be cast for the election of directors of the Company,

                  (ii) shareholder approval of the acquisition of the Company, or substantially all of its assets, by another entity or of a merger, reorganization, consolidation or other business combination to which the Company is a party, or

                  (iii) the election during any period of eighteen months or less of 50% or more of the directors of the Company where such directors were not in office immediately prior to such period.

                         (c) "CORPORATE STATUS" means the status of an Agent of
the Company, and includes anything done or omitted to be done by an Agent of the Company in any such capacity.

                         (d) "D&O INSURANCE" has the meaning set forth in
Section 3 of this Agreement.

                         (e) "DISINTERESTED DIRECTOR" means a director of the
Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

                         (f) "DISPUTE" has the meaning set forth in Section 9 of
this Agreement.

                         (g) "EXPENSES" includes all out-of-pocket costs of any
type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements), actually and reasonably incurred by or on behalf of Indemnitee either in connection with the investigation, defense, adjudication, settlement or appeal of a

Proceeding or in connection with establishing or enforcing a right to indemnification or advancement of Expenses under this Agreement, the Certificate of Incorporation or Bylaws of the Company, applicable law or otherwise; provided, however, that Expenses shall not include judgments, fines, penalties or amounts paid in settlement of a Proceeding. "Expenses" also includes compensation for time spent by Indemnitee if Indemnitee is not otherwise being compensated as a full-time employee of the Company; such compensation to be paid at the rate of $125 per hour, to a maximum of $1,000 per day, paid upon receipt of a written request therefor by Indemnitee accompanied by such additional documentation of the time spent as the Company shall reasonably request.

                         (h) "GOOD FAITH" means in good faith and in a manner
Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, with no reasonable cause to believe Indemnitee's conduct was unlawful.

                         (i) "INDEPENDENT COUNSEL" means a law firm, or a member
of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past three years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (except representation as Independent Counsel under this Agreement or any similar agreement), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, could be precluded from representing either the Company or Indemnitee due to actual or potential conflicts of interest in an action to determine Indemnitee's rights under this Agreement.

                         (j) "PROCEEDING" means any threatened, pending or
completed action, suit or other proceeding whether civil, criminal, administrative, investigative or of any other type whatsoever.

                         (k) "SUBSIDIARY" means any corporation of which more
than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other Subsidiaries, or by one or more other Subsidiaries.

                  2. AGREEMENT TO SERVE. Indemnitee agrees to serve or to continue to serve as an Agent of the Company in his present capacity, at the will of the Company, or under separate agreement if such agreement exists so long as Indemnitee is duly appointed or elected and qualified in accordance with any applicable provisions of the Bylaws of the Company or any Subsidiary, until such time as Indemnitee tenders to the Company a resignation in writing; provided, however, that nothing contained in this Agreement is intended to provide Indemnitee with any right or expectation to continue to serve as an Agent of the Company.

                  3. D&O INSURANCE. To the extent that the Company maintains at any time during the term hereof an insurance policy or policies providing liability insurance for any Agent of the Company ("D&O Insurance"), the Company shall use commercially reasonable efforts to obtain coverage for Indemnitee under such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any Agent of the Company occupying the same office or position with respect to the Company, provided that outside directors of the Company shall receive coverage no less extensive than coverage provided to any executive officer or other director of the Company.

                  4.       INDEMNIFICATION.

                           (a) GENERAL INTENT. If, by reason of Indemnitee's
Corporate Status, Indemnitee is a party or is threatened to be made a party to any Proceeding, the Company shall indemnify and advance Expenses to Indemnitee to the fullest extent not prohibited by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. Without limiting the generality of the foregoing, the Company shall indemnify and advance Expenses to Indemnitee as provided under this Agreement.

                           (b) PROCEEDINGS OTHER THAN PROCEEDINGS BY OR IN THE
RIGHT OF THE COMPANY. If, by reason of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be made, a party to any Proceeding, other than a Proceeding by or in the right of the Company, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in Good Faith with respect to the matters which are the subject of the Proceeding.

                           (c) PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY.
If, by reason of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be made, a party to any Proceeding brought by or in the right of the Company to procure a judgment in its favor, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding if Indemnitee acted in Good Faith with respect to the matters which are the subject of the Proceeding. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company if applicable law prohibits such indemnification; provided, however, that indemnification shall nevertheless be made in such event to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine.

                           (d) INDEMNIFICATION OF A PARTY WHO IS WHOLLY OR
PARTLY SUCCESSFUL. Nothwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a party to any Proceeding and is successful, on the merits or otherwise, in the defense of such Proceeding, Indemnitee shall be indemnified to the maximum extent not prohibited by law, against all Expenses in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee to the maximum extent not prohibited by law, against all Expenses in connection with each such successfully resolved claim, issue or matter. For purposes of this Section 4(d) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter, so long as there has been no finding (either adjudicated or pursuant to Sections 6 or 9) that Indemnitee did not act in Good Faith.

                           (e) INDEMNIFICATION FOR EXPENSES OF A WITNESS.
Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a witness in any Proceeding, Indemnitee shall be indemnified against all Expenses in connection therewith.

                           (f) PARTIAL INDEMNIFICATION. If Indemnitee is
entitled under this Agreement to indemnification by the Company for some or a portion of any Expenses, judgments, penalties, fines or amounts paid in settlement in connection with any Proceeding but is not entitled to indemnification for the full amount thereof, the Company shall nevertheless indemnify Indemnitee for such full amount thereof less the portion to which it is ultimately determined (either by adjudication or pursuant to Sections 6 or 9, as applicable) that Indemnitee is not entitled.

                           (g) CLAIMS INITIATED BY INDEMNITEE. Notwithstanding
any other provision of this Agreement to the contrary, the Company shall not be obligated under this Agreement to indemnify the Indemnitee in connection with any Proceeding initiated by the Indemnitee and not by way of defense, cross-claim or counter-claim unless (i) the initiation of such Proceeding is authorized by the Board of Directors of the Company or (ii) Indemnitee initiates the Proceeding in order to establish or enforce a right to indemnification or advancement of Expenses under this Agreement, the Certificate of Incorporation or Bylaws of the Company, applicable law or otherwise.

                           (h) EXCLUSIONS. Notwithstanding any other provision
of this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any payments:

                               (i) to indemnify the Indemnitee for any Expenses,
judgments, penalties, fines and amounts paid in settlement for which payment is actually made to or on behalf of the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance policy;

                               (ii) to indemnify the Indemnitee for any
Expenses, judgments, penalties, fines and amounts paid in settlement pursuant to any Proceeding for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto.

                  5. ADVANCEMENT OF EXPENSES. Notwithstanding any provision to the contrary herein, the Company shall advance all Expenses which, by reason of Indemnitee's Corporate Status, were incurred in connection with any Proceeding, within twenty days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred (which, in the case of legal bills, shall include information regarding hours spent and billing rates) and shall include or be preceded or accompanied by an undertaking, in substantially the form attached hereto as Exhibit A, by or on behalf of Indemnitee to repay any Expenses as to which it shall ultimately be determined (either by adjudication or pursuant to Sections 6 or 9, as applicable) that Indemnitee is not entitled to be indemnified. Any undertaking to repay pursuant to this Section 5 shall be unsecured and interest free.

                  6. PROCEDURES FOR DETERMINATION OF ENTITLEMENT.

                           (a) METHOD OF DETERMINATION. When, in connection with
any Proceeding, an Expense, judgment, penalty, fine or amount paid in settlement has been incurred by Indemnitee or on Indemnitee's behalf, and where a determination would be required by Section 145(d) of the Delaware General Corporation Law or any successor statute, Indemnitee's entitlement to indemnification pursuant to Section 4 of this Agreement or to retain Expenses advanced pursuant to Section 5 of this Agreement shall be determined as follows:

                               (i) If a Change of Control has occurred, unless
Indemnitee shall request in writing that such determination be made in accordance with clause (ii) of this Section 6(a), the determination shall be made by Independent Counsel in a written opinion to the then current Board of Directors of the Company, a copy of which shall be delivered to Indemnitee.

                               (ii) If a Change of Control has not occurred, the
determination shall be made by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors. In the event that a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or such quorum of Disinterested Directors so directs, the determination shall be made by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee.

                           (b) SELECTION, PAYMENT, DISCHARGE, OF INDEPENDENT
COUNSEL. In the event that the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(a), the Independent Counsel shall be selected, paid, and discharged in the following manner:

                               (i) If a Change of Control has not occurred, the
Independent Counsel shall be selected by a majority vote of a quorum of Disinterested

Directors of the Board of Directors, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.

                               (ii) If a Change of Control has occurred, the
Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event clause (i) of this Section 6(b) shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.

                               (iii) Following the initial selection described
in clauses (i) and (ii) of this Section 6(b), Indemnitee or the Company, as the case may be, may, within fourteen (14) calendar days after such written notice of selection has been given, deliver to the other party a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 1(i) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is made by the Board of Directors or Indemnitee, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit.

                               (iv) The Company shall pay any and all reasonable
fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(b) regardless of the manner in which such Independent Counsel was selected or appointed.

                           (c) FAILURE TO MAKE DETERMINATION. In the event that
the Board of Directors fails or refuses to make a determination pursuant to
Section 6(a)(ii), or fails or refuses to select the Independent Counsel pursuant to Section 6(b)(i), within twenty (20) calendar days after receipt by the Company of the request for indemnification, such failure or refusal shall be treated as a determination that Indemnitee is entitled to the indemnification sought; provided, however, that if the Board of Directors is prevented from acting to make a determination or to select Independent Counsel within such twenty (20) day period by court order or other act or event beyond the reasonable control of the directors, then the twenty (20) day period shall be stayed for such time that the Board of Directors is so prevented from acting.

                           (d) PAYMENT. Following any determination or deemed
determination that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) calendar days after such determination or on such later date as may be required pursuant to any judgment or structured settlement of the related Proceeding.

                  7. PROCEEDINGS INVOLVING THIS AGREEMENT. Notwithstanding any other provision of this Agreement to the contrary, the Company shall indemnify and hold harmless Indemnitee against all Expenses in connection with any Proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement, unless a court of competent jurisdiction determines that each of the claims and/or defenses of Indemnitee in any such Proceeding was frivolous or made in bad faith.

                  8. NOTICE OF PROCEEDINGS AND ASSUMPTION OF DEFENSE.

                     (a) NOTICE TO COMPANY. Promptly after receipt by Indemnitee of notice of the commencement or the threat of commencement of any Proceeding with respect to which Indemnitee believes that Indemnitee may be entitled to indemnification or the advancement of Expenses under this Agreement, Indemnitee shall notify the Company in writing of the commencement or the threat of commencement thereof; provided, however, that Indemnitee's failure to provide any such notice shall not relieve the Company of any of its obligations under this Agreement.

                     (b) NOTICE TO INSURERS. Upon receipt of a notice as provided in Section 8(a) hereof, the Company shall promptly give notice to its D&O Insurance carrier, if any, of the commencement or threat of commencement of the Proceeding described in such notice provided to the Company under Section 8(a), and shall thereafter take all steps reasonably necessary or desirable in order to cause such D&O Insurance carrier to pay to or on behalf of Indemnitee all amounts payable under such D&O Insurance in connection with such Proceeding.

                     (c) ASSUMPTION OF DEFENSE. Within thirty (30) calendar days after the receipt by the Company of a notice pursuant to Section 8(a) hereof of the commencement or threat of commencement of a Proceeding, the Company may elect by written notice to Indemnitee to assume the defense of such Proceeding, with counsel selected by the Company and in whom Indemnitee has reasonable confidence after having interviewed such counsel. After the retention of such counsel by the Company, and for so long as the Company continues to retain such counsel, the Company shall not be liable to Indemnitee for any fees or disbursements of counsel incurred by Indemnitee in connection with such Proceeding; provided, however, that (i) Indemnitee shall have the continued right to employ counsel at the expense of Indemnitee and (ii) the Company shall pay the reasonable fees and disbursements of counsel retained by Indemnitee in the event that such counsel retained by Indemnitee shall advise Indemnitee that one or more non-frivolous legal defenses reasonably believed to be meritorious may be available to Indemnitee which are different from or additional to those available to the Company (or any other person represented by counsel selected by the Company to represent Indemnitee in connection with such Proceeding) and may place the Company (or such person) and Indemnitee in potentially adverse positions.

                  9. REMEDIES OF INDEMNITEE.

                     (a) APPLICATION. This Section 9 shall apply in the event of a Dispute. For purposes of this Section 9, "Dispute" shall mean any of the following events:

                         (i) a determination is made pursuant to Section 6 of
this Agreement (either by the Board of Directors or by Independent Counsel) that Indemnitee is not entitled to indemnification under this Agreement and Indemnitee disagrees with such determination;

                         (ii) a determination is made by Independent Counsel
pursuant to Section 6(a) of this Agreement, or is deemed made pursuant to
Section 6(c), that Indemnitee is entitled to indemnification under this Agreement and the Board of Directors of the Company disagrees with such determination;

                         (iii) advancement of Expenses is not timely made
pursuant to Section 5 of this Agreement;

                         (iv) a determination of entitlement to be made pursuant
to Section 6(a) of this Agreement has not been made within twenty (20) calendar days after receipt by the Company of the request for indemnification;

                         (v) payment of indemnification is not made pursuant to
Section 4(d) of this Agreement within ten (10) calendar days after receipt by the Company of written notice from Indemnitee's counsel stating that Indemnitee has been successful on the merits or otherwise in any Proceeding as to one or more claims, issues or matters in such Proceeding; or

                         (vi) payment of indemnification is not made when due
under Section 6(d).

                     (b) ADJUDICATION. In the event of a Dispute, Indemnitee (or the Company in the case of a Dispute arising under Section 9(a)(ii)) shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee's entitlement to such indemnification or advancement of Expenses. Alternatively,in the event of a Dispute, Indemnitee (or the Company in the case of a Dispute arising under Section 9(a)(ii)) may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Neither party shall oppose the other party's right to seek any such adjudication or arbitration.

                     (c) DE NOVO REVIEW. In the event a Dispute arises under
Section 9(a)(i) or (ii), any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the party seeking to overturn a prior adverse determination shall not be prejudiced by reason of such prior adverse determination. In any such proceeding or arbitration, the

Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

                     (d) PROCEDURES VALID. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this
Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is contractually bound by the provisions of this Agreement.

                  10. LIMITATION OF ACTIONS AND RELEASE OF CLAIMS. No claim or cause of action shall be asserted by or in the right of the Company or a Subsidiary against the Indemnitee or the spouse, heirs, estate, executors or administrators of the Indemnitee, by reason of Indemnitee's Corporate Status, after the expiration of one (1) year from the date on which Indemnitee ceases to be an Agent of the Company; provided, however, that in the event that the Indemnitee has willfully and in bad faith concealed the facts underlying such claim or cause of action, no claim or cause of action shall be asserted after the expiration of one (1) year from the earlier of the date the Company or any Subsidiary discovers such facts or the date the Company or any Subsidiary could have discovered such facts by the exercise of reasonable diligence, and any and all of such claims and causes of action of the Company or a Subsidiary against the Indemnitee shall be extinguished and deemed released unless asserted by filing of a legal action within such period. This Section 10 shall not apply to any claim or cause of action which has accrued on the date of this Agreement and of which the Indemnitee is aware on the date hereof, but as to which the Company has no actual knowledge apart from the Indemnitee's knowledge. Nothing in this Section shall be deemed to extend any other applicable period of limitations provided by statute or otherwise.

                  11. NON-EXCLUSIVITY; OTHER PROVISIONS. The benefits and rights provided to Indemnitee under this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any law, the Certificate of Incorporation or Bylaws of the Company, other agreements or otherwise. The Company agrees that any amendment or repeal of the Company's Certificate of Incorporation or Bylaws now or hereafter in effect that authorizes the indemnification of Agents of the Company shall not affect the rights of Indemnitee hereunder or under the Certificate of Incorporation or Bylaws as in effect prior to any such amendment or repeal, unless Indemnitee expressly agrees in writing to the contrary.

                  12. INTERPRETATION. The parties hereto intend for this Agreement to be interpreted and enforced so as to provide indemnification and advancement of Expenses to Indemnitee to the fullest extent which is now or hereafter not prohibited by applicable law and, in the event that the validity, legality or enforceability of any provision of this Agreement is in question, such provision shall be interpreted in a manner such that the provision will be valid, legal and enforceable to the greatest extent possible. For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Indemnitee is not entitled to indemnification or expense advance or that indemnification or expense advance is not permitted by applicable law, unless the issue of such standard of conduct, belief or determination of entitlement was specifically adjudicated, or admitted or acknowledged by Indemnitee, in connection with the terminated Proceeding.

                  13. CHANGE OF LAW. If Section 145 of the Delaware General Corporation Law, or any successor statute, is hereafter amended (the "Amended Statute") in a manner that expands the authority of the Company to indemnify or advance Expenses to Indemnitee, this Agreement shall thereupon be deemed modified to provide for indemnification of and advancement of Expenses to Indemnitee to the fullest extent not prohibited by the Amended Statute.

                  14. MODIFICATION AND WAIVER. Except as expressly provided herein, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver.

                  15. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable for any reason whatsoever, the validity and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and to the fullest extent possible the other provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid or unenforceable and to give effect to Section 12 hereof.

                  16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

                  17. HEADINGS. The headings in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

                  18. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

                  19. BURDEN OF PROOF. In the event of any dispute under this Agreement involving the obligations of the Company to indemnify or advance Expenses to Indemnitee, the Company shall have the burden of proving that the Company is not so obligated to indemnify or advance Expenses to Indemnitee.

                  20. NOTICES. Any written notice required or permitted under this Agreement shall be deemed to have been duly given on the date of service, if served personally on the party to whom notice is to be given, or on the fifth day after mailing if mailed by certified mail, postage prepaid, and addressed to the addressee at the address stated opposite its name below, or at the most recent address specified by written notice by one of the parties to the other.

                  Robert Half International Inc.
                  2884 Sand Hill Road
                  Menlo Park, California 94025
                  Attention:  Corporate Secretary


                  ____________________

                  ____________________

                  ____________________

                  21. SUCCESSORS AND ASSIGNS. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the Company and the heirs, successors, administrators and assigns of Indemnitee, respectively, provided that Indemnitee's rights hereunder may not be assigned without the Company's written consent.

                  22. EFFECTIVE DATE; TERM. This Agreement shall be effective as of the date hereof and all obligations of the parties hereto shall begin as of that date and shall continue during the period Indemnitee is an Agent of the Company and so long thereafter as Indemnitee shall be subject to any possible Proceeding by reason of the fact that Indemnitee was serving as an Agent of the Company.

                  IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the date first set forth above.


                                            ROBERT HALF INTERNATIONAL INC.



                                            By____________________________




                                            INDEMNITEE:


                                            ______________________________
                                              [name]

                                                                       EXHIBIT A


                            SUBSTANCE OF UNDERTAKING



                  "The undersigned hereby undertakes and agrees to repay to the Company any Expenses, advanced by the Company or for which draws have been made pursuant to the Letter of Credit, as to which it shall ultimately be determined (either by adjudication or pursuant to Sections 6 or 9, as applicable, of the Agreement) that the undersigned is not entitled to be indemnified. The defined terms used in the preceding sentence shall have the meanings set forth in the Indemnification Agreement between the undersigned and Robert Half International Inc."